UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 30, 2014
(Date of Report (Date of earliest event reported))

Delta Tucker Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1700 Old Meadow Road, McLean, Virginia 22102
(571) 722-0210
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
See Item 7.01 for disclosure of certain historical information for the quarter ended September 26, 2014, which information is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.
DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and together with DynCorp International, the “Company”) is currently in the process of seeking certain waivers and amendments (the “Amendment”) to its credit agreement, dated as of July 7, 2010 (as amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among DynCorp International, Holdings, the subsidiary guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent.

The Amendment, among other things, will (i) amend the Credit Agreement to reset the leverage and interest coverage covenant levels, (ii) modify the definition of “Consolidated Net Income” to exclude up to $35.0 million with respect to a one-time charge related to a certain contract and (iii) reduce the aggregate principal amount of Revolving Credit Commitments (as defined in the Credit Agreement) of each revolving lender that consents to the Amendment by 20%. As of the date hereof, the Company has received consents from certain lenders, all of whom were subject to confidentiality provisions, to approve the Amendment. The Company expects to enter into the Amendment on or before November 5, 2014.

In addition to the consents received, the Company will make a presentation to the public lenders under the Credit Agreement on October 30, 2014 to seek additional consents to the Amendment. In its presentation to such lenders, the Company, among other items, will disclose the following:

•
The Company expects that reductions in its cost structure through planned reduction in workforce and attrition will result in annualized cost savings of $23.4 million for fiscal year 2014 of which approximately 60% is expected to be returned to customers due to contract mix;

•	Through September 26, 2014, the Company has made $90.0 million in voluntary term loan prepayments;

•	After giving effect to these prepayments, the Company forecasts that net debt as of December 31, 2014 will be $523.6 million;

•
The Company expects that during the three months ended September 26, 2014, its revenue will be between $530.0 million and $540.0 million and that its Adjusted EBITDA (as defined in the Credit Agreement after giving effect to the Amendment) as a percentage of revenue (the “Adjusted EBITDA margin”) for the same period will be 5.0% to 5.3%;

•
The Company is updating its fiscal year 2014 guidance and expects to report revenue of $2.25 billion to $2.35 billion, Adjusted EBITDA margin (before giving effect to a pro forma adjustment for operational efficiencies made pursuant to the Credit Agreement) of approximately 5.0% and Adjusted EBITDA margin (after giving effect to a pro forma adjustment for operational efficiencies made pursuant to the Credit Agreement) of approximately 5.3% and;

•	The Company is providing fiscal year 2015 guidance of revenue of $1.7 billion to $1.9 billion and Adjusted EBITDA margin of approximately 5.0%.

This Current Report on Form 8-K may contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995 under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Statements regarding our 2014 and 2015 guidance, anticipated prepayments under the Credit Agreement and estimated cost savings discussed above are other examples of forward-looking statements. The Company cautions that these statements are further qualified by important economic, competitive, governmental, international and technological factors that could cause its business, strategy, projections or actual results or events to differ materially, or otherwise, from those in the forward-looking statements. These factors, risks and uncertainties include, among others, the following: the future impact of mergers acquisitions, joint ventures or teaming agreements; our substantial level of indebtedness and changes in availability of capital and cost of capital; our dependence on customers within the defense industry and business risks related to that industry, including changing priorities or reductions in the annual U.S. Department of Defense (“DoD”) budgets and the outcome of potential additional reductions due to the sequestration process; the outcome of any material litigation, government investigation, government audit or other regulatory matters; policy and/or spending changes implemented by the Obama Administration, any subsequent administration or Congress, including extending the Continuing Resolution that the DoD is currently operating under; termination or modification of key U.S. government or commercial contracts, including subcontracts; changes in the demand for services that we provide or work awarded under our contracts, including without limitation, AMDP, INL, WPS, CFT and LOGCAP IV contracts; changes in the demand for services provided by our joint venture partners; pursuit of new commercial business in the U.S. and abroad; activities of competitors and the outcome of bid protests; changes in significant operating expenses; impact of lower than expected win rates for new business; general political, economic, regulatory and business conditions in the U.S. or in other countries in which we operate; acts of war or terrorist activities, including cyber security threats; variations in performance of financial markets; the inherent difficulties of estimating future contract revenue and changes in anticipated revenue from indefinite delivery, IDIQ contracts and indefinite quantity contracts; the timing or magnitude of any award fee granted under our government contracts; changes in expected percentages of future revenue represented by fixed-price and time-and-materials contracts, including increased competition with respect to task orders subject to such contracts; decline in the estimated fair value of a reporting unit resulting in a goodwill impairment and a related non-cash impairment charged against earnings; changes in underlying assumptions, circumstance or estimates may have a material adverse effect upon the profitability of one or more contracts and our performance; changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability and cash flows; termination or modification of key subcontractor performance or delivery; and statements covering our business strategy, those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2014, and other risks detailed from time to time in our reports filed with the SEC and other risks detailed from time to time in our reports posted to our website or made available publicly through other means. Accordingly, such forward-looking statements do not purport to be predictions of future events or circumstances and therefore, there can be no assurance that any forward-looking statements contained herein will prove to be accurate. The Company assumes no obligation to update the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements.

Pursuant to General Instruction B-2 of Form 8-K and SEC Release No. 33-8176, the information contained under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section, and is not deemed to be incorporated by reference into any of the Companies’ filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 30, 2014	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer